               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          CONVERTIBLE SECURITIES TRUST



(A)  AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                _                                       _
               |        ______________________  |
FORMULA:       |       |           |
               |  /\ n |          ERV        |
          T  = |    \  |     -------------  |  - 1
               |     \ |           P       |
               |      \|          |
               |_                 _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                      (A)
   $1,000        ERV AS OF         NUMBER OF         AVERAGE ANNUAL
INVESTED - P       30-Sep-96       YEARS - n         TOTAL RETURN - T
------------     -----------       ---------         ----------------------

30-Sep-95          $1,097.00            1.00                         9.70%

30-Sep-91          $1,763.30            5.00                        12.01%

30-Sep-86          $2,024.90           10.00                         7.31%



(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

               _                                      _
               |        ______________________  |
FORMULA:       |       |           |
               |  /\ n |           EV        |
          t  = |    \  |      -------------  |  - 1
               |     \ |           P        |
               |      \|           |
               |_                  _|

                    EV
          TR =  ----------    - 1
                    P


     t = AVERAGE ANNUAL TOTAL RETURN
        (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                               (C)                              (B)
  $1,000        EV AS OF      TOTAL          NUMBER OF          AVERAGE ANNUAL
INVESTED - P    30-Sep-96     RETURN - TR    YEARS - n          TOTAL RETURN - t
------------    ---------     -----------    ----------------   ------------

   30-Sep-95    $1,147.00          14.70%                1.00           14.70%

   30-Sep-91    $1,783.30          78.33%                5.00           12.27%

   30-Sep-86    $2,024.90         102.49%               10.00            7.31%

(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F) GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


$10,000        TOTAL         (D) GROWTH OF           (E) GROWTH OF           (F) GROWTH OF
INVESTED - P   RETURN - TR   $10,000 INVESTMENT - G  $50,000 INVESTMENT - G  $100,000 INVESTMENT - G
------------   -----------   ----------------------------------------------   ----------------------
31-Oct-85           142.81       $24,281                           $121,405            $242,810

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                         DW CONVERTIBLE SECURITIES TRUST
                           30 day Yield as of 9/30/96




                                    6
     YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



     WHERE:    a = Dividends and interest earned during the period

               b = Expenses accrued for the period

               c = The average daily number of shares outstanding during the period that were entitled to receive dividends

               d = The maximum offering price per share on the last day of the period


                                                                     6
     YIELD = 2{ [(( 1,288,449.66-354,844.65)/17,849,237*12.72)+1] -1}

          =    4.985443%